                                                                    Exhibit 10.3

                      ASSIGNMENT AND ASSUMPTION OF SUBLEASE

          This ASSIGNMENT AND ASSUMPTION OF SUBLEASE (the "Assignment") dated as of March 6, 2009 (the "Effective Date"), by and between NYT REAL ESTATE
COMPANY LLC, a New York limited liability company ("Assignor"), having an office address at c/o The New York Times Company, 620 Eighth Avenue, New York, New York, 10018, and 620 EIGHTH NYT (NY) LIMITED PARTNERSHIP, a Delaware limited partnership ("Assignee"), having an office address at c/o W.P. Carey & Co. LLC, 50 Rockefeller Plaza, 2nd Floor, New York, New York, 10020.

                                   WITNESSETH:

          WHEREAS, The New York Times Building LLC and 42nd St. Development Project, Inc. entered into that certain Agreement of Lease dated December 12, 2001, as tenant and landlord, respectively, (the "Ground Lease"), with respect to that certain real property located at 620 Eighth Avenue, New York, New York, 10018, as more particularly described in Exhibit A attached hereto and made a part hereof and all improvements then or thereafter located thereon (collectively, the "Property");

          WHEREAS, The New York Times Building LLC and Assignor entered into that certain Agreement of Sublease dated December 12, 2001, as landlord and tenant, respectively, (the "Original NYT Severance Lease"), a Memorandum of which was recorded on October 24, 2003, in the Office of the City Register, New York County, as CRFN # 2003000433125, which Original NYT Severance Lease was amended pursuant to First Amendment to Agreement of Sublease (NYT) dated August 15, 2006, between Landlord and Tenant and recorded in the Office of the City Register of the City of New York on November 20, 2006, as CRFN # 2006000644735 and by Second Amendment to Agreement of Sublease (NYT) dated January 29, 2007, between Landlord and Tenant and recorded in the Office of the City Register of the City of New York on February 22, 2007, as CRFN # 2007000100157 and by Third Amendment to Agreement of Sublease (NYT) dated as of March 6, 2009, between Landlord and Tenant and intended to be recorded in the Office of the City Register of the City of New York prior to this Assignment (Original NYT Severance Lease, as so amended, the "NYT Sublease");

          WHEREAS, The New York Times Building LLC submitted the Ground Lease to a leasehold condominium structure pursuant to Article 9-B of the Real Property Law of the State of New York and the NYT Sublease covers the condominium units more particularly described on Exhibit B attached hereto and made a part hereof (the "NYT Sublease Premises");

          WHEREAS, Assignor wishes to assign all of its right, title and interest in and to the NYT Sublease to Assignee, and Assignee wishes to assume all such right, title and interest; and

          WHEREAS, immediately following such assignment by Assignor to Assignee, Assignee, as landlord, is entering into a triple-net lease of the NYT Sublease Premises with Assignor, as tenant, dated as of the date hereof (the "WPC Lease").

          NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby covenant and agree as follows:

          1. Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the NYT Sublease. References herein to any document or instrument shall refer to the same as it may be amended, modified, supplemented, extended, renewed or assigned from time to time.

          2. Assignor hereby assigns, grants, bargains, sells and transfers all of its right, title and interest in and to the NYT Sublease, together with any and all amendments, extensions and renewals thereof, and together with all rights and obligations accrued or to accrue under said NYT Sublease on and after the date hereof, to Assignee and its successors and assigns, TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns, from the date hereof, for all the rest of the respective term of the NYT Sublease.

          3. Assignee hereby assumes the duties and obligations and agrees to perform and comply with all of the covenants and conditions of the NYT Sublease to be performed or complied with by the tenant thereunder on and after the date hereof, as if Assignee originally had executed the NYT Sublease as the tenant thereunder; provided that, as between Assignor and Assignee, nothing herein shall limit or alter Assignor's obligation to continue to perform such obligations pursuant to the terms of the WPC Lease and the obligations under the Condominium Documents.

          4. Assignor indemnifies Assignee from any and all loss, cost, damage, liability or expense (including, without limitation, reasonable attorneys' fees, court costs and disbursements) that may be imposed on the Assignee by reason of any failure by Assignor to perform any of the obligations under the NYT Sublease arising prior to the Effective Date.

          5. Assignee indemnifies Assignor from any and all loss, cost, damage, liability or expense (including, without limitation, reasonable attorneys' fees, court costs and disbursements) that may be imposed on the Assignor by reason of any failure by Assignee to perform any of the obligations under the NYT Sublease arising from and after the Effective Date; subject, however, to Assignor's obligation to continue to perform such obligations pursuant to (i) the WPC Lease and (ii) the Condominium Documents.

          6. Promptly upon request of the other party, Assignor and Assignee shall each execute, acknowledge (as appropriate) and deliver to the other such other assurances and take such other actions as may be reasonably required to carry out the intent and purpose of this Assignment, provided that neither party shall incur any material additional cost, expense or obligation in connection with any act that the other party may request.

          7. This Assignment shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.

          8. Nothing expressed or implied in this Assignment is intended, or will be construed, to confer upon or give any Person other than the parties hereto, and their successors or permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Assignment, or result in such Person being deemed a third-party beneficiary of this Assignment.

          9. This Assignment shall be governed by, and construed in accordance with, the laws of the State of New York.

          10. This Assignment may be executed in counterparts, each of which shall be an original and all of which together shall constitute but one (1) and the same instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have signed and delivered this Assignment as of the date first set above.

                                        ASSIGNOR:

                                        NYT REAL ESTATE COMPANY LLC,
                                        a New York limited liability company


                                        By: /s/ Kenneth A. Richieri
                                            ------------------------------------
                                        Name:  Kenneth A. Richieri
                                        Title: Manager

                                        ASSIGNEE:

                                        620 EIGHTH NYT (NY) LIMITED PARTNERSHIP, a Delaware limited partnership

                                        By: 620 EIGHTH GP NYT (NY) LLC,
                                        a Delaware limited liability company,
                                        its general partner

                                        By: CPA:17 LIMITED PARTNERSHIP,
                                        a Delaware limited partnership,
                                        its sole member

                                        By: CORPORATE PROPERTY
                                        ASSOCIATES 17 - GLOBAL INCORPORATED,
                                        a Maryland corporation,
                                        its general partner


                                        By: /s/ Jason E. Fox
                                            ------------------------------------
                                        Name: Jason E. Fox
                                        Title: Executive Director

STATE OF NEW YORK )
                  )ss.:
COUNTY OF NEW YORK)

     On the 6th day of March in the year 2009, before me, the undersigned, a Notary Public in and for said state, personally appeared Kenneth A. Richieri personally known to me or proved to me on the basis or satisfactory evidence to be the person(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

                                         /s/ Alaina Marie Guglielmo
                                        ----------------------------------------
                                                     Notary Public

                                        ALAINA MARIE GUGLIELMO
                                        Notary Public -- State of New York
                                        No. 01GU6153040
                                        Qualified in Westchester County
                                        My Commission Expires Sept. 25, 2010

STATE OF NEW YORK )
                  )ss.:
COUNTY OF NEW YORK)

     On the 6th day of March in the year 2009, before me, the undersigned, a Notary Public in and for said state, personally appeared Jason E. Fox personally known to me or proved to me on the basis or satisfactory evidence to be the person(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

                                        /s/ Winston C. Smith
                                        ----------------------------------------
                                                     Notary Public

                                        WINSTON C. SMITH
                                        Notary Public -- State of New York
                                        No. 01SM6192042
                                        Qualified in New York County
                                        My Commission Expires Aug. 25, 2012

                                    EXHIBIT A

                                LEGAL DESCRIPTION

     The Condominium Units (in the BUILDING located at and known as THE NEW YORK TIMES BUILDING CONDOMINIUM and by Street Number 620-628 8TH AVENUE, NEW YORK, NEW YORK), designated and described as Units (SEE SCHEDULE ANNEXED) (hereinafter called the "UNITS") in the Declaration Establishing a Plan of Leasehold Condominium Ownership of Premises made by The New York Times Building LLC, as Declarant, under the Condominium Act of The State of New York (Article 9-B of the Real Property Law of the State of New York), dated as of August 4, 2006 and recorded August 15, 2006 in the Office of the Register The City of New York (the "REGISTER"), as CRFN 2006000460293, as amended by First Amendment to Declaration dated January 29, 2007 and recorded as CRFN 2007000075106, and Second Amendment to Declaration dated October 11, 2007 and recorded as CRFN 2008000008734, and Third Amendment to Declaration dated March 6, 2009 and to be recorded with the Register (which Declaration, and any further amendments thereto, are hereinafter collectively called the "DECLARATION"), establishing a plan for leasehold condominium ownership of said Building and the land upon which the same is erected (hereinafter sometimes collectively called the "PROPERTY") and also designated and described as Tax Lots No. (SEE SCHEDULE ANNEXED), Block 1012
Section 4, Borough of MANHATTAN on the Tax Map of the Real Property Assessment Department of the City of New York and on the floor plans of said Building certified by Daniel Kaplan, approved by the Real Property Assessment Bureau on August 13, 2006 and filed as Condominium Plan No. 1595 on August 15, 2006 in the aforesaid Register's Office.

     The land upon which the Building containing the Units is erected as follows:

     ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County of New York, City and State of New York, bounded and described as follows:

     BEGINNING at the corner formed by the intersection of the northerly line of West 40th Street with the easterly line of 8th Avenue,

     RUNNING THENCE northerly along said easterly line of 8th Avenue, 197 feet 6 inches to the corner formed by the intersection of the easterly side of 8th Avenue with the southerly line of West 41st Street;

     THENCE easterly along said southerly line of West 41st Street, 400 feet;

     THENCE southerly and parallel to said easterly line of 8th Avenue, 197 feet 6 inches to the northerly line of West 40th Street;

     THENCE westerly along said northerly line of West 40th Street, 400 feet to the point or place of BEGINNING,

     TOGETHER with an undivided percentage interest (SEE SCHEDULE ANNEXED) in the Common Elements and the NYTC Limited Common Elements (as such terms are defined in the Declaration) of the New York Times Building Condominium, recorded as CRFN 2006000460293 as amended.

                                SCHEDULE OF UNITS

                           PERCENTAGE
   UNIT                   INTEREST IN
DESIGNATION   TAX LOT   COMMON ELEMENTS
-----------   -------   ---------------
    0-A         1001        0.6627%
    1-A         1003        2.0132%
    1-E         1007        0.0691%
    2-A         1009        4.7805%
    3-A         1010        4.7579%
    4-A         1011        4.5636%
    5-A         1012        1.6352%
    6-A         1013        1.7325%
    7-A         1014        1.7325%
    8-A         1015        1.7325%
    9-A         1016        1.7325%
   10-A         1017        1.7325%
   11-A         1018        1.7325%
   12-A         1019        1.7325%
   13-A         1020        1.7325%
   14-A         1021        1.7440%
   15-A         1022        1.3998%
   16-A         1023        1.7484%
   17-A         1024        1.7207%
   18-A         1025        1.7711%
   19-A         1026        1.7711%
   20-A         1027        1.7711%
   28-A         1035        0.4446%